Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 2005 Equity Incentive Plan of Adept Technology, Inc. of our report dated August 19, 2005, with respect to the consolidated financial statements and schedule of Adept Technology, Inc. for the year ended June 30, 2005 included in its Annual Report (Form 10-K) for the year ended June 30, 2007, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

San Francisco, California

November 13, 2007